UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement between the Registrant and Anand Vadapalli

On December 19, 2008, Alaska Communications Systems Group, Inc. (the "Company") and Anand Vadapalli entered into an Employment Agreement (the "Employment Agreement"). Set forth below is a brief description of the material terms of the Employment Agreement.

Term: The Employment Agreement remains in effect until December 19, 2011.

Base Salary: Mr. Vadapalli is entitled to an annual base salary of $275,000.

Annual Cash Incentive: Mr. Vadapalli continues to have the opportunity to earn an annual cash incentive payment, in accordance with the Company’s leadership team cash incentive program. Mr.Vadapalli’s target amount is equal to 100% of his base salary. Actual payments made, if any, may not exceed 300% of his base salary annually.

Retention Bonus: As an incentive to enter into the Employment Agreement, the Company has granted Mr. Vadapalli 30,253 restricted stock units. The restricted stock units granted upon execution of the employment agreement vest one-third (1/3) immediately and on each of the next two anniversaries of the agreement.

Long-Term Stock Appreciation Rights: The Employment Agreement provides that Mr. Vadapalli shall be granted 275,000 shares subject to freestanding, stock-settled, stock appreciation rights ("SSARs").The SSARs granted on December 19, 2008 have an exercise (or strike) price of $9.09 per share of the Company’s common stock. The SSARs vest as follows: (i) 1/3 on the date of the Employment Agreement and (ii) 1/3 on each anniversary thereof such that all SSARs will be fully vested on December 19, 2011. Prior to exercise, SSARs are not eligible to receive dividend equivalents.

Leadership Team Equity Incentive Program: Mr. Vadapalli will remain eligible to participate in the Company’s leadership team equity program, with a target annual restricted stock award value of $275,000. His participation will continue to be subject to the same terms and provisions applicable to other senior leadership team members. Under this program, restricted stock awards are granted annually and vest on the fifth anniversary of the grant date; provided, however, that vesting may accelerate upon the timely achievement of performance goals set by the compensation and personnel committee.

Other Benefits: Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, employee stock purchase plan, pension plan, and a relocation allowance up to $50,000 (plus any required income tax gross-up) to assist Mr. Vadapalli with relocating his personal property following termination of the Employment Agreement.

Post-Termination Payments: Upon a termination by the Company without cause or by Mr. Vadapalli for good reason, Mr. Vadapalli is entitled to post-termination benefits in accordance with the Company’s 2008 Officer Severance Program.

Severance Benefits: Mr. Vadapalli is also entitled to participate in the Company’s 2008 Officer Severance Plan (the "Plan"), which became effective concurrently with Mr. Vadapalli’s employment agreement. The Plan provides severance benefits to officers of the company in the event the officer is terminated "without cause" or resigns for "good reason" or in the event employment is terminated in connection with a change of control of the company. Severance payments include cash of $550,000 and continued vesting of equity awards for one year, subject to certain limitations. The form of the 2008 Officer Severance Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The general description of the terms of the Employment Agreement set forth above is qualified in its entirety by the Employment Agreement. The Employment Agreement specifically sets forth the agreement between the Company and Mr. Vadapalli. The complete text of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Alaska Communications Systems Group, Inc., and Anand Vadapalli entered into as of December 19, 2008.

10.2 2008 Officer Severance Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

December 24, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the Company and Anand Vadapalli
10.2	2008 Officer Severance Policy